SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

Rejuvel Bio-Sciences, Inc.

(Exact name of Company as specified in its charter)

Florida	000-53698	27-1116025
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Chase Bank Building 150 SE 2nd Ave, Suite 403 Miami, Florida 33131
(Address of principal executive offices)
(800) 670-0448
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

Securities Purchase Agreement and Convertible Debentures

Completed on July 28, 2015, and effective as of July 24, 2015, the Company has entered into a Securities Purchase Agreement (the “Agreement”) with a private investor (“Investor”), pursuant to which the Investor agrees to purchase Convertible Debentures that are due three years from their respective dates of issuance (the “Debentures”) in the total amount of Three Hundred Thirty Five Thousand ($335,000) which shall be convertible into the Company’s restricted common stock (the “Shares”). Pursuant to the terms of the Agreement, the Company shall reserve a sufficient number of shares of the Company’s common stock for the purpose of enabling the Company to issue Shares pursuant to the Agreement.

Subject to the terms and conditions of the Agreement, the Company, at its sole and exclusive option, may issue and sell to Investor, and Investor shall purchase from the Company, the Debentures upon the Company’s delivery of written requests to Investor.  The aggregate maximum amount of all purchases that Investor shall be obligated to make under the Agreement shall not exceed $335,000.  Once a written request is received by Investor, it shall not be terminated, withdrawn or otherwise revoked by the Company.

The amount for each purchase of the Debentures as designated by the Company will be delivered through three purchases of the Company’s Debentures. The first purchase shall occur at the time of the execution of the Agreement (“Signing Closing Date”) and is in the amount of $85,000. The second purchase may occur any time sixty one (61) to One Hundred (100) days following the Signing Closing Date, subject to the mutual agreement of Investor and the Company, and the third purchase may occur at any time sixty one (61) to One Hundred (100) days following the second closing date, subject to the mutual agreement of Investor and the Company. Notwithstanding the foregoing the amount requested shall not cause the aggregate holdings of Investor shares of common stock of the Company to be greater than 4.99% of the issued and outstanding shares of common stock of the Company.

The conversion price for the Debentures to be purchased by Investor shall be sixty percent (60%) of the lowest closing daily price of the Company’s common stock during the twenty (20) consecutive trading days prior to the date of the stock purchase request from the Company to Investor, the Company shall not subdivide or combine its common stock, or pay a common stock dividend or make any other purchase of its common stock.

For all the terms and provisions of the Stock Purchase Agreement, and Convertible Debenture, reference is hereby made to such documents annexed hereto as Exhibits 10.1, and 10.2, All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Stock Purchase Agreement
10.2	Form of Convertible Debenture

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rejuvel Bio-Sciences, Inc. Date: July 30, 2015 By: /s/ Charles J. Scimeca Charles J. Scimeca President and CEO